                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                          BERLITZ INTERNATIONAL, INC.
                                       TO
                      BENESSE HOLDINGS INTERNATIONAL, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                              BENESSE CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                 NEW YORK CITY TIME, ON THURSDAY, MAY 3, 2001,
                          UNLESS THE OFFER IS EXTENDED

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Berlitz Certificates") evidencing shares of Common Stock, par value $.10 per share (the "Shares"), of Berlitz International, Inc., a New York corporation, are not immediately available, (ii) if Berlitz Certificates and all other required documents cannot be delivered to Citibank, N.A., as depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 -- "Terms of the Offer" of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See Section 3 -- "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                 CITIBANK, N.A.
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
         BY MAIL:                 BY HAND DELIVERY:          BY OVERNIGHT COURIER:
       P.O. Box 685            Corporate Trust Window       915 Broadway, 5th Floor
     Old Chelsea Station     111 Wall Street, 5th Floor        New York, NY 10010
      New York, NY 10013         New York, NY 10043
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                          BY FACSIMILE TRANSMISSIONS:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 505-2248

                            TO CONFIRM BY TELEPHONE:
                                 (800) 270-0808

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and Berlitz Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

               THE GUARANTEE ON PAGE THREE (3) MUST BE COMPLETED.

LADIES AND GENTLEMEN:

The undersigned hereby tenders to Benesse Holdings International, Inc., a Delaware corporation and a wholly owned subsidiary of Benesse Corporation, a corporation organized under the laws of Japan, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 6, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in
Section 3 -- "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.


Number of Shares: --------------------


Certificate Nos. (If Available):


----------------------------------


----------------------------------

Check box if Shares will be delivered by book-entry transfer:

[ ] The Depository Trust Company


Account No.: ------------------------


Date: ------------------------------



Name(s) of Holders:


---------------------------------

---------------------------------
      (PLEASE TYPE OR PRINT)

Address ----------------------------


 ---------------------------------


 ---------------------------------
                       ZIP CODE

 Area Code and Tel. No.:


 ---------------------------------

 ---------------------------------

 Signature(s) of Holder(s)


 ---------------------------------

 ---------------------------------





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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, Berlitz Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents (or an Agent's Message, as defined in Section 2 of the Offer to Purchase, in the case of a book-entry transfer), all within three New York Stock Exchange trading days of the date hereof.


------------------------------------     --------------------------------------
          Name of Firm                                   Title

------------------------------------     --------------------------------------
      Authorized Signature                              Address


Name: ------------------------------     --------------------------------------
          PLEASE TYPE OR PRINT                                         ZIP CODE

Area Code and Tel. No.:                    Dated:
                       -------------     -------------------------------------
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               DO NOT SEND BERLITZ CERTIFICATES WITH THIS NOTICE.

                 BERLITZ CERTIFICATES SHOULD BE SENT WITH YOUR
                            LETTER OF TRANSMITTAL.